Exhibit 10.1
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of November 30, 2006, to the Employment Agreement (the “Agreement”), dated as of December 1, 2005 by and between COMMERCE ENERGY GROUP, INC., a Delaware corporation, on behalf of itself and any and all of its subsidiaries (together, the “Company”), and LAWRENCE CLAYTON, JR. (“Executive”).
WITNESSETH:
     WHEREAS, the parties have entered into the Agreement;
     WHEREAS, Section 4(f) of the Agreement provides for the payment of up to $100,000 by the Company to Executive for expenses and incidental costs associated with his relocation; provided, however, that $80,000 of such expenses are required to have been incurred by Executive prior to December 1, 2006;
     WHEREAS, Executive will not have incurred all expenses and incidental costs expected to be associated with his relocation prior to December 1, 2006;
     WHEREAS, the parties desire to extend the period of time during which Executive may incur expenses associated with his relocation and continue to qualify for reimbursement thereof by the Company; and
     WHEREAS, pursuant to and in accordance with Section 16 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment;
     NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:
     Section 1. Relocation Payment; Reimbursement of Relocation Costs. Section 4(f) of the Agreement is hereby amended and restated in its entirety to read:
     “(f) Relocation Payment; Reimbursement of Relocation Costs. The Company will provide Executive with a relocation payment in the amount of $20,000 for incidental costs associated with his relocation, which incidental costs need not be supported by documentation. In addition, upon submission of documentation acceptable to the Company, the Company will reimburse Executive for expenses incurred in connection with Executive’s relocation to a reasonable commuting distance from the Company’s headquarters office, up to a maximum of $80,000 (for a combined total possible relocation amount of $100,000), provided that (i) the documented relocation expense shall have been incurred on or prior to July 1, 2007, and (ii) Executive shall not be related by blood or marriage to any person who is the provider or an employee of the provider of any service or facility to which the documented relocation expense relates. The documented relocation expense reimbursement under this subsection (f) shall cover such items as real estate commissions paid by Executive in connection with the sale of the Texas residence owned by Executive, and closing costs for the purchase by Executive of a primary residence within a reasonable commuting distance on the Company’s headquarters office; rent for temporary housing in Southern California; reasonable costs associated with roundtrip travel by Executive and his spouse related to house hunting and/or relocation; and reasonable costs associated with the moving and storage of Executive’s household goods. Any living expenses (including reasonable travel expenses) incurred by Executive in Southern California on or after January 1, 2007 shall be deemed relocation expenses, and Executive shall be entitled to reimbursement therefor under the above-referenced $80,000 documented relocation expense provision.”
     Section 2. Effect of Amendment. Upon effectiveness of this amendment, each reference in the Agreement to “this Agreement”, “hereunder,” “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement is and shall continue to be in full force and effect and is in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement.
     Section 3. Incorporation by Reference. The provisions of Sections 7 (Interpretation, Governing Law and Exclusive Forum), 10 (Severability), 11 (Successors and Assigns), 12 (Notices), 14 (Dispute Resolution), 15 (Representations), 16 (Amendments and Waivers) and 20 (Counterparts) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” in the Agreement were references to “this Amendment” in this Amendment.
     Section 4. Entire Agreement. Except for Executive’s Stock Option and Restricted Stock Agreements and his Indemnification Agreement (the form of each agreement as set forth as an exhibit to this Agreement), all oral or written agreements or representations, express or implied, with respect to the subject matter of the Agreement, as amended hereby, are set forth in the Agreement, as amended hereby.
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     IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed by as of the date first written above by their respective officers thereunto duly authorized.

“Company” COMMERCE ENERGY GROUP, INC.
By:	/s/ STEVEN S. BOSS
	Name:	Steven S. Boss
	Title:	Chief Executive Officer

“Executive”
/s/ LAWRENCE CLAYTON, JR.
LAWRENCE CLAYTON, JR.

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